UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 28, 2005

                                CONCENTRAX, INC.
             (Exact name of registrant as specified in its charter)

             Nevada                    000-32459              65-0887846
  (State or other jurisdiction       (Commission            (IRS Employer
       of incorporation)             File Number)         Identification No.)

                          2400 Augusta Place, Suite 425
                              Houston, Texas 77057
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (888) 340-9715

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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     Item 4.01 Changes in Registrant's Certifying Accountant.

     On April 28, 2005, Concentrax, Inc. (the "Company") engaged the firm of Wheeler Herman Hopkins and Lagor, P.A. ("WHHL") to serve as its independent registered public accountants for the fiscal year ended December 31, 2004. The decision to change accountants was recommended and approved by the Company's Board of Directors.

     During the two fiscal years ended December 31, 2004 and 2003 and through April 28, 2005, the Company has not consulted with WHHL regarding either:

1. The application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to WHHL nor oral advice was provided that WHHL concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2. Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                CONCENTRAX,  INC.


 Dated:    July  8,  2005       By:  /s/  Steven  H.  Grant
                                     -----------------------
                                     Steven  H.  Grant
                                     Chief  Financial  Officer